As filed with the Securities and Exchange Commission on June 28, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EURONET WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-2806888
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel R. Henry

Chief Operating Officer and President

Euronet Worldwide, Inc.

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(913) 327-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey B. Newman Executive Vice President and General Counsel Euronet Worldwide, Inc. 2nd Floor, Kelting House Southernhay, Basildon Essex SS14 1NU United Kingdom	John A. Granda, Esq. Stinson Morrison Hecker LLP 2600 Grand Blvd. Kansas City, Missouri 64108 (816) 691-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.02 per share (3)	763,733	$20.73	$15,832,185	$2,005.94

(1)	Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee in accordance with to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for the common stock on the Nasdaq National Market on June 21, 2004.

(3)	Includes associated stock purchase rights. Prior to the occurrence of certain events, the stock purchase rights will not be evidenced separately from the common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 28, 2004

PROSPECTUS

Euronet Worldwide, Inc.

763,733 shares of Common Stock

This prospectus relates to the offer and sale of shares of our common stock by selling stockholders. The shares to be sold by the selling stockholders were obtained or will be obtained by them from us in connection with our acquisition of certain shares of outstanding stock of ATX Software Limited and certain assets of a sole proprietorship operated under the name Electronic Payment Solutions, as further described in this prospectus under the heading “The Selling Stockholders.” These shares of common stock include preferred stock purchase rights attached to the common stock under our stockholder rights plan. The selling stockholders or their permitted transferees or other successors in interest may offer and sell these shares of common stock from time to time.

The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See “Plan of Distribution” on page 4 for a further description of how the selling stockholders may dispose of the shares covered by this prospectus.

We will not receive any of the proceeds from sales of common stock made by the selling stockholders pursuant to this prospectus.

Our common stock is listed on the Nasdaq National Market under the symbol “EEFT.” On June 23, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $23.15 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement. The selling stockholders may sell some or all of their shares in one or more transactions from time to time.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission (“SEC”) and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information. In this prospectus, references to “Euronet”, “we”, “our” and “us” refer to Euronet Worldwide, Inc.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, the payment or non-payment of dividends, capital structure and other financial items, (ii) statements of plans and objectives of our management or Board of Directors, including plans or objectives relating to our products or services, (iii) statements of future economic performance, and (iv) statements of assumptions underlying the statements described in (i), (ii) and (iii). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described below. Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in “Risk Factors” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 and subsequent periodic filings containing updated disclosures of such factors. You may obtain copies of these documents as described under “How to Obtain More Information “ and “Incorporation of Information Filed with the SEC.” Other factors not identified could also have such an effect.

We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

EURONET WORLDWIDE, INC.

We are a leading provider of secure electronic financial transaction solutions. We provide financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. We process transactions for a network of automated teller machines (ATMs) in Europe and India. We offer a suite of integrated electronic fund transfer (EFT) software solutions for electronic payment and transaction delivery systems. We provide comprehensive electronic payment solutions consisting of ATM network participation, outsourced ATM management solutions, electronic recharge services (for prepaid mobile airtime) and integrated EFT software solutions. Through our wholly-owned subsidiaries, we operate a network of point-of-sale (POS) terminals providing electronic processing of prepaid mobile phone airtime (“top-up”) services in the U.K., Australia, New Zealand, Ireland, Poland, the U.S. and Germany. Our customers include banks, mobile phone operators and retailers that require electronic financial transaction processing services.

RISK FACTORS

Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic filings with the SEC, including, but not limited to, our Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares by the selling stockholders. We will pay certain expenses related to the registration of the shares of common stock.

THE SELLING STOCKHOLDERS

We agreed to file this registration statement with the SEC for the benefit of the selling stockholders. The shares are being registered to permit public trading of the shares (without any restriction as to holding period or volume of such sales). The selling stockholders, or their permitted transferees or other successors in interest, may offer the shares for resale from time to time.

Shareholders of ATX Software Limited. On May 27, 2004, we completed the acquisition of 10% of the outstanding shares of ATX Software Limited (“ATX”) from the two shareholders of ATX, Paul van der Schueren and Ryad Boulanouar. The purchase price for the shares was 2,000,000 Euros, payable in shares of our common stock. We issued 62,795 shares of our common stock to each of Mr. van der Schueren and Mr. Boulanouar in payment of the purchase price. The number of shares of common stock issued to Mr. van der Schueren and Mr. Boulanouar was calculated based on the average closing price of our common stock for the 60 calendar days prior to May 25, 2004.

Under the agreements relating to the ATX transaction, we were granted an option to purchase an additional 41% of the outstanding shares of ATX in the aggregate from Mr. van der Schueren and Mr. Boulanouar. The purchase price for the additional shares is 8,000,000 Euros, payable in cash or shares of our common stock. The number of shares of common stock issuable in payment of the purchase price is based upon the average closing price of our common stock for the 60 calendar days prior to the closing of the purchase of the additional shares. We currently estimate that the maximum number of shares of our common stock issuable in the event we exercise the option is 483,720 shares (the “Option Shares”). The estimated number of Option Shares is based upon an exchange ratio of one euro for 1.30 U.S. dollars and a per share price of $21.50, which was the closing price of our common stock on June 10, 2004.

Neither Mr. van der Schueren nor Mr. Boulanouar had a material relationship with us during the three years prior to our acquisition of shares of ATX on May 27, 2004, and have not had a material relationship with us since that date through the date of this prospectus other than with respect to our rights to acquire additional shares of ATX from them as described above.

We agreed to file this registration statement with the SEC for the benefit of Mr. van der Schueren and Mr. Boulanouar and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of (i) the second anniversary of the closing of the initial purchase transaction on May 27, 2004, (ii) the date that each such person may sell his shares without restriction by the volume limitations of Rule 144(e) under the Securities Act of 1933, as amended, or (iii) the date that all of the shares issued to each such person subject to this prospectus have been sold pursuant to the registration statement of which this prospectus is a part.

Former Owner of E.P.S. On May 13, 2004, we acquired the assets of a sole proprietorship known as Electronic Payment Solutions (“EPS”) from Kamran Virani pursuant to an Asset Purchase Agreement (“EPS Purchase Agreement”). The purchase price for the assets was $2,100,000, payable in our common stock. At closing, we issued a total of 107,911 shares of our common stock to Mr. Virani in payment of the purchase price. Of this amount, we delivered a stock certificate for 53,955 shares to Mr. Virani at the closing and withheld 53,956 shares in escrow (the “Escrow Shares”) as security for any reduction in the purchase price under the terms of the EPS Purchase Agreement and any claims under the EPS Purchase Agreement and certain related agreements. The Escrow Shares not claimed by us are to be released to Mr. Virani as follows: (i) 26,978 shares on May 13, 2005; and (ii) 26,978 shares on May 13, 2006.

Under the EPS Purchase Agreement, the purchase price paid by us is subject to reduction if the actual gross profit of the acquired business for 2004 is less than a target amount (the “Target Amount”). Any purchase price reduction will equal a specified multiple of the amount by which actual gross profit is less than the Target Amount. The number of Escrow Shares to be transferred back to us in satisfaction of any purchase price reduction is based upon the average closing price of our common stock on the Nasdaq National Market on the twenty trading days immediately prior to the closing of our acquisition of the assets of EPS.

Under the EPS Purchase Agreement, Mr. Virani is eligible to receive an “earn out” payment (“Earn Out Payment”) on or prior to March 11, 2005 payable in our common stock if the actual gross profit of the acquired business for 2004 exceeds the Target Amount. The amount of the Earn Out Payment will equal a specified multiple of any such excess over the Target Amount. The number of shares of our common stock to be issued in satisfaction of any Earn Out Payment is based upon the average closing price of our common stock on the Nasdaq National Market on the twenty trading days immediately prior to January 1, 2005. Based upon current projections of the future performance of the acquired business, as to which we can provide no assurance, we estimate that the Earn Out Payment will be approximately $1 million, and that the number of shares of our common stock issuable in payment of the Earn Out Payment will be approximately 46,512 shares (the “Earn Out Shares”), based upon a per share price of $21.50, which was the closing price of our common stock on June 10, 2004. Fifty percent of the Earn Out Shares to be issued, if any, will be held in escrow for 12 months after issuance as security for any claims under the EPS Purchase Agreement and certain related agreements.

Mr. Virani did not have a material relationship with us during the three years prior to our acquisition of the assets of EPS on May 13, 2004 and has not had a material relationship with us since that date through the date of this prospectus.

We agreed to file this registration statement with the SEC for the benefit of Mr. Virani and to use our commercially reasonable efforts to file required amendments and supplements to keep it current and effective until the earlier of (i) the second anniversary of the closing of the transaction on May 13, 2004, (ii) the date that Mr. Virani may sell his shares without restriction by the volume limitations of Rule 144(e) under the Securities Act of 1933, as amended, or (iii) the date that all of the shares issued to Mr. Virani subject to this prospectus have been sold pursuant to the registration statement of which this prospectus is a part.

Selling Stockholders. The table below shows the number of shares owned by the selling stockholders based upon information they have provided to us as of June 10, 2004. These numbers do not reflect the impact of any adjustments or limitations described in the foregoing paragraphs. We cannot estimate the number of shares the selling stockholders will hold after completion of this offering because they may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by them. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholders after the completion of this offering.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to this Offering		Number of Additional Shares of Common Stock That May Be Issued or Transferred to the Selling Stockholders		Number of Shares of Common Stock Offered Under this Prospectus	Number of Shares of Common Stock Owned Upon Completion of the Offering
Paul van der Schueren	62,795	(1)	241,860	(4)	304,655	-0-
Ryad Boulanouar	62,795	(2)	241,860	(4)	304,655	-0-
Kamran Virani	53,955	(3)	100,468	(5)	154,423	-0-
Total:	179,545		584,188		763,733	-0-

(1)	All such shares were issued to Mr. van der Schueren on May 27, 2004 as part of the purchase price for ATX shares acquired by us.

(2)	All such shares were issued to Mr. Boulanouar on May 27, 2004 as part of the purchase price for ATX shares acquired by us.

(3)	All such shares were issued and transferred to Mr. Virani on May 13, 2004 as part of the purchase price for the assets of EPS. The amount shown does not include the Escrow Shares, which were transferred to escrow.

(4)	The shares set forth represent such selling stockholder’s share of the Option Shares assuming we exercise our option to purchase an additional 41% of the outstanding shares of ATX. The number of Option Shares to be issued in payment of the purchase price for the additional shares is based upon our current estimates.

(5)	The shares set forth include (a) 53,956 shares of our common stock representing the Escrow Shares and (b) 46,512 shares of our common stock representing the Earn Out Shares, based upon current estimates.

PLAN OF DISTRIBUTION

The shares offered by this prospectus may be sold or distributed from time to time by the selling stockholders or their permitted transferees or other successors in interest, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire shares as principals and will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The shares may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale,

•	prices related to the prevailing market prices,

•	varying prices determined at the time of sale, or

•	otherwise negotiated prices.

The shares may be sold by one or more of, or a combination of, the following methods, in addition to any other method permitted under this prospectus, to the extent permitted by applicable law:

•	a block trade in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus,

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	privately negotiated transactions,

•	by pledge to secure debts or other obligations,

•	put or call transactions,

•	to cover hedging transactions, or

•	underwritten offerings.

If required, this prospectus may be amended or supplemented on a continual basis to describe a specific plan of distribution. In making sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

In connection with the sale of shares, the selling stockholders may, subject to the terms of their agreements with us and applicable law, (i) enter into transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume, (ii) sell short or deliver shares to close out positions or (iii) loan shares to brokers, dealers or others that may in turn sell such shares. The selling stockholders may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer of the shares. The broker-dealer or other financial institution may then resell or transfer these shares through this prospectus. The selling stockholders may also loan or pledge their shares to a broker-dealer or other financial institution. The broker-dealer or other financial institution may sell the shares which are loaned or pursuant to a right to rehypothecate while pledged or, upon a default, the broker-dealer or other financial institution may sell the pledged shares by use of this prospectus. The broker, dealer or other financial institution may use shares pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowing of shares, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowing of shares. Some or all of the shares offered in this prospectus may also be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold at different times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed to be paid to dealers, in connection with any sales to or through an underwriter, may be changed at different times. We have been advised by each of the selling stockholders that he has not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

The selling stockholders may pay usual and customary or specifically negotiated underwriting discounts and concessions or brokerage fees or commissions in connection with their sales. The selling stockholders have agreed not to use the registration statement of which this prospectus forms a part for purposes of an underwritten offering without our consent.

The selling stockholders and any dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by the selling stockholders or any purchaser relating to the purchase or sale of shares under this prospectus shall be treated as an admission that any of them is an underwriter within the meaning of the Securities Act of 1933, as amended, relating to the sale of any shares.

We will make copies of this prospectus available to the selling stockholders and have informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

To the extent required by the Securities Act of 1933, as amended, a prospectus supplement or amendment will be filed and disclose the specific number of shares of common stock to be sold, the name of the selling stockholder, the purchase price, the public offering price, the names of any agent, dealer or underwriter, and any applicable commissions paid or discounts or concessions allowed with respect to a particular offering and other facts material to the transaction.

We have agreed to bear certain expenses of registration of the common stock under federal and state securities laws and of any offering and sale hereunder but not certain other expenses, such as discounts and commissions of underwriters, brokers, dealers or agents attributable to the sale of the shares, and fees and disbursements of any counsel, advisors or experts retained by or on behalf of any selling stockholder. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the common stock sold, less the aggregate agents’ commissions, if any, and other expenses of issuance and distribution not borne by us.

We may suspend the use of this prospectus and any supplements hereto upon any event or circumstance which necessitates the making of any changes in the registration statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The shares may be sold through registered or licensed brokers or dealers if required under applicable state securities laws.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under that rule rather than pursuant to this prospectus.

We cannot assure you that the selling stockholders will sell any or all of the common stock offered hereunder.

LEGAL MATTERS

The validity of the common stock offered by this prospectus is being passed upon by Stinson Morrison Hecker LLP.

EXPERTS

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2001 have been incorporated by reference herein in reliance upon the report of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.), independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of transact Elektronische Zaklungssysteme GmbH, Martinsried that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A filed February 9, 2004 have been so incorporated in reliance upon the report of Grant Thornton GmbH, Hamburg, Germany. Such financial statements are included upon reliance of the report of Grant Thornton GmbH, Hamburg, Germany, given upon the authority of such firm in accounting and auditing.

The financial statements of e-pay Limited that are incorporated in this registration statement by reference to our Current Report on Form 8-K/A dated May 2, 2003 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP given on their authority as experts in accounting and auditing.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC’s public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or web site.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2003 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement filed April 20, 2004),

•	Our Quarterly Report on Form 10-Q and Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004,

•	Our Current Reports on Form 8-K filed January 5, 2004, February 20, 2004, February 25, 2004, April 2, 2004, April 28, 2004, June 1, 2004 and June 14, 2004 and our Current Reports on Form 8-K/A filed May 2, 2003, January 5, 2004, February 9, 2004 and June 15, 2004,

•	The description of our common stock contained in our registration statement on Form 8-A, dated February 21, 1997, including any amendment or reports filed for the purpose of updating that description,

•	The description of our preferred stock purchase rights contained in our registration statement on Form 8-A, dated March 24, 2003, including any amendment or reports filed for the purpose of updating that description.

All documents which we file with the SEC pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and supersede information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and supersede statements in and portions of this prospectus or the above listed documents.

The following information contained in such documents is not incorporated herein by reference: (i) information furnished under Items 9 and 12 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. We have furnished information under Item 12 of the Current Report on Form 8-K, “Reports of Operations and Financial Condition,” in the Current Report on Form 8-K filed by us on February 20, 2004.

We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your written or telephone requests to:

Euronet Worldwide, Inc.

Attn: Corporate Secretary

4601 College Boulevard

Suite 300

Leawood, Kansas 66211

(913) 327-4200

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

763,733 Shares

Euronet Worldwide, Inc.

Common Stock

PROSPECTUS

                         , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses to be borne by the Registrant in connection with the offering are as follows:

Amount to be Paid
Securities and Exchange Commission registration fee	$2,006
Accounting fees and expenses	10,000
Legal fees and expenses	12,500
Miscellaneous expenses (including printing expenses)	6,000

Total	$30,506

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eighth of the Registrant’s amended certificate of incorporation and Article VII of the Registrant’s bylaws provide for indemnification of the Registrant’s directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 16.	Exhibits

The index to exhibits appears immediately following the signature pages to this Registration Statement.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law, the certificate of incorporation or bylaws of the registrant or resolutions of the registrant’s board of directors adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on this 25th day of June, 2004.

EURONET WORLDWIDE, INC.

By:	/s/ Daniel R. Henry
	Name:	Daniel R. Henry
	Title:	Chief Operating Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Brown and Daniel R. Henry, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Brown Michael J. Brown	Chairman of the Board of Directors, Chief Executive Officer and Director (principal executive officer)	June 25, 2004

/s/ Daniel J. Henry Daniel R. Henry	Chief Operating Officer, President and Director	June 25, 2004

/s/ Eriberto R. Scocimara Eriberto R. Scocimara	Director	June 25, 2004

/s/ Thomas A. McDonnell Thomas A. McDonnell	Director	June 25, 2004

/s/ M. Jeannie Strandjord M. Jeannine Strandjord	Director	June 25, 2004

/s/ Andzrej Olechowski Andzrej Olechowski	Director	June 25, 2004

/s/ Paul S. Althasen Paul S. Althasen	Director	June 25, 2004

/s/ Andrew B. Schmitt Andrew B. Schmitt	Director	June 25, 2004

/s/ Rick L. Weller Rick L. Weller	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	June 25, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Certificate of Incorporation of Euronet Worldwide, Inc., as amended (filed as Exhibit 3.1 to the Company’s annual report on Form 10-K for the year ended December 31, 2001, and incorporated by reference herein)

4.2	Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.2 to the Company’s registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), and incorporated by reference herein)

4.3	Amendment No. 1 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3(ii) to the Company’s quarterly report on Form 10-Q for the fiscal period ended March 31, 1997, and incorporated by reference herein)

4.4	Amendment No. 2 to Bylaws of Euronet Worldwide, Inc. (filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.5	Form of Certificate issued to the shareholders of transact Elektronische Zahlungssysteme GmbH, dated November 19/20, 2003 (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.6	Certificate of Additional Investment Rights issued to Fletcher International, Ltd. on November 21, 2003 (filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.7	Agreement, dated November 20, 2003, between Euronet Worldwide, Inc. and Fletcher International, Ltd. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on November 25, 2003, and incorporated by reference herein)

4.8	Rights Agreement, dated as of March 21, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on March 24, 2003, and incorporated by reference herein)

4.9	First Amendment to Rights Agreement, dated as of November 28, 2003, between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 4, 2003, and incorporated by reference herein)

5	Opinion of Stinson Morrison Hecker LLP

23.1	Consent of KPMG LLP

23.2	Consent of KPMG Audyt Sp. z o.o. (f/k/a KPMG Polska Sp. z o.o.)

23.3	Consent of Grant Thornton GmbH

23.4	Consent of PricewaterhouseCoopers LLP

23.5	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5)

24	Power of Attorney (included on signature page)